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                                                                   EXHIBIT 10.25



                                    AMENDMENT

         This Amendment, effective as of January 12, 2000 (the "Amendment"), is made by and between Salton, Inc., a Delaware corporation (the "Company"), and William B. Rue (the "Executive"), a resident of the State of Illinois.

         WHEREAS, the Company and the Executive are parties to an Employment Agreement effective as of December 19, 1997 (the "Employment Agreement"); and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, the Company and the Executive agree as follows:

              1. Section 3.1 of the Employment Agreement is hereby amended by substituting "December 31, 2002" for "December 31, 2001."

              2. The following sentence is hereby added as a new third sentence to Section 4.1 of the Employment Agreement:

                 "Commencing on July 1, 2000 and through the Contract Term, the
              Annual Base Salary shall be an annual salary at the rate of $550,000 per year."

              3. Section 4.2 of the Employment Agreement is hereby amended by substituting "one hundred and fifty percent (150%)" for each reference to "one hundred and twenty-five percent (125%)" in that Section.

              4. As an inducement to the Executive to enter into this Amendment, the Company has granted to the Executive a stock option (pursuant to the Salton/Maxim Housewares, Inc. 1998 Stock Option Plan) to purchase 90,000 shares of common stock of the Company (the "Common Stock") with an exercise price equal to $29.25 per share (the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on January 12,
         2000). The stock option vests as follows:

                 (a) 50% if the Executive is employed by the Company at the time when the closing price of the Common Stock as reported on the NYSE Composite Transaction Tape for twenty consecutive trading days equals or exceeds $40.00 per share; and

                 (b) the remaining 50% if the Executive is employed by the
              Company at the time when the closing price of the Common Stock as reported on the NYSE Composite Transaction Tape for twenty consecutive trading days equals or exceeds $45.00 per share.

              Notwithstanding the foregoing, the options shall vest immediately upon: (i) a Change of Control; (ii) the termination of Executive's employment by the Company



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         without cause or by the Executive for Good Reason; or (iii) the termination of Executive's employment due to death or Disability.

              5. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.

              6. Except as provided herein, all of the provisions of the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                                                  SALTON, INC.



                                                  ------------------------------



                                                  By:
                                                     ---------------------------
                                                  Its:
                                                      --------------------------


                                                  ------------------------------
                                                  William B. Rue




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